SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ORPHAN MEDICAL, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies
         (3) Perunit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                              [LOGO] ORPHAN MEDICAL

                        13911 RIDGEDALE DRIVE, SUITE 475
                           MINNETONKA, MINNESOTA 55305
                            TELEPHONE (612) 513-6900

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 27, 1998

         The Annual Meeting of Shareholders of Orphan Medical, Inc. (the "Company") will be held Wednesday, May 27, 1998, at 3:30 p.m. (Central Standard
Time), at the Minneapolis Athletic Club, 615 Second Avenue South, Minneapolis, Minnesota 55402, for the following purposes:

         1. To elect six directors to serve until the next Annual Meeting of Shareholders;

         2. To ratify the selection of Ernst & Young LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1998; and

         3. To consider and act upon any other business that may properly come before the meeting or any adjournment thereof.


         The Board of Directors of the Company has designated the close of business on March 30, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record of the Company's Common Stock at the close of business on that date will be entitled to vote.

         You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                              By Order of the Board of Directors

                             /s/ John Howell Bullion
                                 John Howell Bullion
                                 Chief Executive Officer and Secretary

Minnetonka, Minnesota
April 8, 1998

                              ORPHAN MEDICAL, INC.

                        13911 RIDGEDALE DRIVE, SUITE 475
                           MINNETONKA, MINNESOTA 55305

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 27, 1998


                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Orphan Medical, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 27, 1998, at 3:30 p.m. (Central Standard Time), at the Minneapolis Athletic Club, 615 Second Avenue South, Minneapolis, Minnesota 55402, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders with the Company's Annual Report to Shareholders commencing on or about April 8, 1998.

The only matters the Board of Directors knows will be presented are those stated in Proposals 1 and 2 of this Proxy Statement. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF PROPOSALS 1 AND 2. Should any other matter properly come before the meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such matter.

                          VOTING RIGHTS AND PROCEDURES

         Only shareholders of record of the Common Stock of the Company whose names appear of record on the Company's books at the close of business on March 30, 1998 will be entitled to vote at the Annual Meeting. As of that date, a total of 6,115,962 shares of such Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. If a shareholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum, but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter.

         Shares of the Company's Common Stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is given, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and for approval of the selection of Ernst & Young LLP as the Company's independent public accountants. So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting and call for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on these matters. A proxy may be revoked at any time before being exercised by delivery to an officer of the Company of a written notice of termination of the proxy's authority or a duly elected proxy bearing a later date.

                        PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

         The business and affairs of the Company are managed under the direction of its Board of Directors, which is presently comprised of six members. Six directors have been nominated for election to the Company's Board of Directors at the Annual Meeting to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

         The Company's incumbent directors, John Howell Bullion, William B. Adams, Maurice R. Taylor, II, Lawrence C. Weaver, Ph.D., D.Sc. (Hon.), W. Leigh Thompson, Ph.D., M.D. and William M. Wardell, M.D., Ph.D., are being nominated for election at the Annual Meeting. Each of Messrs. Bullion, Adams and Taylor and Drs. Weaver, Thompson and Wardell have indicated a willingness to serve, but in case any of them is not a candidate at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information concerning the director nominees is set forth below.


JOHN HOWELL BULLION         Mr.  Bullion,  46,  has been a  director  and Chief  Executive  Officer  of the
                            Company  since its  formation  in June 1994.  Mr.  Bullion is a  co-founder  of
                            Chronimed  and has been a director of  Chronimed  since 1985.  Since  September
                            1993, Mr. Bullion has been President of Bluestem Partners,  Ltd., which invests in and provides management services to developing  businesses.  From March 1992 to July  1993,  Mr.  Bullion  served  as  President  of Dahl &  Associates,  an environmental  soil and  ground  water  remediation  company.  Prior to joining
                            Dahl & Associates,  Mr.  Bullion served for one year as President of Concurrent
                            Knowledge Systems, Inc.

WILLIAM B. ADAMS            Mr.  Adams,  51, has been  Chairman  of the Board and a director of the Company since its  formation in June 1994.  Mr. Adams is a co-founder  of Chronimed and served as Chairman of the Board and a director of  Chronimed  from 1985 to June
                            1994.  Since  1990,  Mr.  Adams has served as  Chairman  of the Board and Chief
                            Executive  Officer  of Eco  Soil  Systems  Inc.,  a water  treatment  and  turf management company.




MAURICE R. TAYLOR, II       Mr. Taylor,  52, has been a director of the Company since its formation in June
                            1994.  He is a  co-founder  of  Chronimed  and has served as  President,  Chief
                            Executive  Officer and a director of Chronimed  since 1985.  Prior to 1985, Mr.
                            Taylor  held  various   management   positions  in  companies  whose  principal
                            activities  were  manufacturing,  distribution  and  international  trade.  Mr.
                            Taylor  is   Chairman  of  the   Whittier/Scripps   Institute,   a   non-profit
                            organization dedicated to research,  education and patient care in the field of diabetes.

LAWRENCE C. WEAVER,         Dr.  Weaver,  74, has been a director of the Company  since  August  1994.  Dr.
PH.D., D.SC. (HON.)         Weaver  is  Chairman  of  the  Company's  Advisory  Board  and  a  director  of
                            Chronimed.  Dr. Weaver has been Dean and Professor  Emeritus at the  University of Minnesota  since 1989.  Dr. Weaver served as Dean of the College of Pharmacy at the  University of Minnesota from 1966 through 1984, and as the Interim Dean from 1994 through 1996.  From 1984 through 1989,  Dr. Weaver was Vice President for  Professional  Relations of the  Pharmaceutical  Manufacturers  Association
                            ("PMA") and Executive  Director of the PMA Commission on Rare  Diseases.  Prior
                            to 1966, Dr. Weaver held various  scientific  and  management  positions in the pharmaceutical  industry.  Dr. Weaver has received the FDA Commissioners  Award and other awards for his work in the orphan drug area,  has  organized  several international  symposia on orphan  drugs and  participated  in the  founding of other orphan drug companies.





W. LEIGH THOMPSON,  PH.D.,  Dr.  Thompson,  59, has been a director of the Company  since August 1995.  Dr.
M.D.                        Thompson  is  President  and  Chief  Executive   Officer  of  Profound  Quality
                            Resources,  Ltd.,  which  provides  worldwide  consulting  services  to  health institutions  and  manufacturers.  From 1982 through 1995, Dr.  Thompson held a number  of  executive  positions  with  Eli  Lilly  and  Company,  where he had
                            responsibility   for  animal  and  human  product  research,   including  Chief
                            Scientific Officer,  Director,  Executive Director, Vice President,  Group Vice
                            President and Executive  Vice  President.  Prior to Eli Lilly and Company,  Dr.
                            Thompson  was  Professor of Medicine at Case Western  Reserve  University.  Dr.
                            Thompson  also  serves  on the  boards  of  BAS,  Inc.,  Corvas  International,
                            DNX/Chrysalis,  DepoMed, ErgoScience,  GeneMedicine,  Guilford Pharmaceuticals,
                            Inspire  Pharmaceuticals,   LaJolla  Pharmaceuticals,   Medarex,  Ontogeny  and
                            Ophidian Pharmaceuticals.

WILLIAM M. WARDELL,         Dr.  Wardell,  59, has been a director of the Company since August 1995.  Since
M.D., PH.D.                 January   1996,   Dr.   Wardell   has  been  with   Covance,   Inc.   (formerly
                            Corning-Besselaar),  a contract research  organization,  where he is the Senior
                            Scientific  Officer.  From  January  1995 to  January  1996,  Dr.  Wardell  was
                            President of Wardell  Associates  International,  a  pharmaceutical  consulting firm.  Prior to 1995, Dr.  Wardell  served as President of Protein  Engineering
                            Corporation,  a privately held biotechnology  company. Prior to joining Protein
                            Engineering  Corporation,   Dr.  Wardell  was  Senior  Vice  President  of  the
                            Parke-Davis  Pharmaceutical  Research Division of Warner Lambert Company.  From
                            1983 to 1991,  Dr.  Wardell was Vice  President/Medical  Director of  Boeringer
                            Ingelheim  Pharmaceuticals,  Inc.  and was a member  of  Boeringer  Ingelheim's
                            International  Steering and Medical  Committees,  which had  responsibility for worldwide research,  development,  clinical and regulatory  programs.  Prior to entering the pharmaceutical  industry,  Dr. Wardell was Associate  Professor of
                            Pharmacology  and  Toxiology  and  Assistant   Professor  of  Medicine  at  the
                            University  of  Rochester   Medical  Center.   Dr.  Wardell  has  also  been  a
                            Commissioner of the Pharmaceutical  Manufacturers  Association's  Commission on
                            Drugs for Rare Diseases,  and a Vice President and Board member of the American
                            Society for Clinical Pharmacology and Therapeutics.

         The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. BULLION, ADAMS AND TAYLOR AND DRS. WEAVER, THOMPSON AND WARDELL.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         During 1997, the Board of Directors of the Company held six meetings. The Board of Directors has established an Audit Committee consisting of Mr. Taylor and Drs. Weaver and Wardell, a Compensation Committee consisting of Messrs. Taylor and Adams and Dr. Thompson and a Regulatory Oversight Committee consisting of Drs. Thompson, Wardell and Weaver. The Audit Committee's function is to review and make recommendations to the Board of Directors with respect to certain financial and accounting matters. The Audit Committee met twice during 1997. The Compensation Committee's function is to review and make certain determinations with respect to matters concerning the remuneration of employees, officers and directors. The Compensation Committee met twice during 1997. The Regulatory Oversight Committee's function is to keep the Board informed on matters pertaining to the Company's regulatory compliance. The Regulatory Oversight Committee met five times during 1997. The Board of Directors does not have a standing nominating committee. No director attended fewer than 75 percent of the meetings of the Board of Directors and committees upon which such director served during 1997.

         The Board of Directors has also established an Advisory Board consisting of eight individuals that advise the Company with respect to the planning or execution of its product acquisition and development programs. Each of the members of the Advisory Board has development or marketing expertise with respect to products under development by the Company. Members of the Advisory Board provide services to the Company on a nonexclusive basis and do not meet on a formal or regular basis. The Company consults with one or more members of the Advisory Board from time to time by means of meetings or telephone conference calls. Dr. Weaver, who is Chairman of the Advisory Board, is the only director of the Company who is also an Advisory Board member.

DIRECTOR COMPENSATION

         Directors who are not employees of the Company receive $10,000 annually (except for the Chairman of the Board, who receives $36,000 annually) for serving on the Board of Directors, plus a $200 fee for each meeting and a $100 fee for each telephone meeting attended. Directors are also reimbursed for out-of-pocket expenses incurred in attending Board of Directors' and committee meetings.

         In addition, pursuant to the Company's 1994 Stock Option Plan (the "Stock Plan"), each new non-employee director automatically receives an option to purchase 25,000 shares on the date of such director's initial election to the Board of Directors. Each such option has an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and a term of ten years. In August 1994, pursuant to the Stock Plan, each of Mr. Taylor and Dr. Weaver were granted options to purchase 25,000 shares exercisable at $5.00 per share. As provided in the Stock Plan, in August 1994, Mr. Adams was granted an option to purchase 100,000 shares exercisable at $5.00 per share in recognition of his role and duties as Chairman of the Board. Mr. Taylor was granted an option to purchase an additional 12,500 shares of Common Stock exercisable at $5.00 per share in recognition of his efforts relating to the establishment of the Company, and Dr. Weaver was granted an option to purchase an additional 10,000 shares of Common Stock exercisable at $5.00 per share in recognition of his efforts relating to the Advisory Board. In August 1995, pursuant to the Stock Plan, Drs. Thompson and Wardell were granted options to purchase 25,000 shares of Common Stock exercisable at $7.625 per share. In June 1998, Drs. Thompson and Wardell were granted options to purchase an additional 12,500 and 15,000 shares of Common Stock, respectively, exercisable at $6.125 per share in recognition of their efforts relating to various matters pertaining to the Company's Busulfex and Xyrem clinical trial programs. Directors who are employees of the Company receive no additional compensation for serving as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to August 1994, the Company's Board of Directors made all decisions regarding executive officer compensation. Mr. Bullion served on the Board of Directors and participated in decisions concerning executive compensation. However, Mr. Bullion did not participate in decisions regarding his compensation. In August 1994, the Company established a Compensation Committee of the Board of Directors, comprised of non-employee directors, which is currently responsible for reviewing and establishing the Company's executive compensation policies.

         Mr. Taylor, a director of the Company and a member of its Compensation Committee, is President and Chief Executive Officer of Chronimed, and Mr. Bullion, Chief Executive Officer of the Company, is a director of Chronimed. For further information regarding the relationship between the Company and Chronimed, see the information set forth under the caption "Certain Transactions."

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         COMPENSATION PHILOSOPHY

         The Compensation Committee determines the policies for and structure and amount of all compensation for the Board of Directors and the executive officers of the Company. The Compensation Committee's goal is to establish compensation policies and programs that will attract and retain highly qualified executives and align their financial interests closely with long-term shareholder interests. The Compensation Committee is composed entirely of directors who are not employees of the Company.

         The Compensation Committee intends to make the Company's executive compensation program competitive with the marketplace with emphasis on compensation in the form of equity ownership, the value of which is contingent on the long-term market performance of the Company's Common Stock. For this purpose, the Compensation Committee utilizes information regarding compensation levels and practices at other development stage companies.

         Actual compensation levels may be greater than competitive levels at other companies based upon annual and long-term Company performance, as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by the Company's or an individual executive officer's circumstances.

         EXECUTIVE OFFICER COMPENSATION PROGRAM

         The components of the Company's compensation program for its executive officers include (a) base salary and annual bonus compensation, (b) long-term incentive compensation in the form of stock options and (c) a 401(k) plan and certain medical and miscellaneous fringe benefits.

         BASE SALARY AND ANNUAL BONUS COMPENSATION. The Chief Executive Officer makes annual recommendations to the Compensation Committee regarding the base salaries and annual bonus awards for the executive officers (other than the Chief Executive Officer). In making base salary recommendations, the Chief Executive Officer takes into account individual experience and performance, as well as specific issues particular to the Company. The Compensation Committee generally approves the Chief Executive Officer's salary and bonus recommendations. For the year ended December 31, 1997, the Compensation Committee awarded cash bonuses to all executive officers, except the Chief Executive Officer and the President, and to other employees in recognition of achieving certain predetermined financial and operational objectives. The Compensation Committee, in its discretion, may award other cash bonuses to executive officers in future years.

         STOCK OPTION PROGRAM. Stock options are granted to key management employees under the Company's 1994 Stock Option Plan. The purpose of the Stock Plan is to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options. The Stock Plan authorizes the Compensation Committee to grant stock options to executives and other key employees. All stock options outstanding were granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and generally vest and become exercisable in installments over a four-year period. Options granted under the Stock Plan may only be granted during a 10-year period ending on August 24, 2004, unless an option award agreement provides otherwise.

         Stock options are granted upon commencement of employment after considering the recommendation of the Chief Executive Officer. In determining whether to recommend additional option grants to an executive officer, the Chief Executive Officer and the Compensation Committee typically consider the individual's performance and any planned change in functional responsibility. The stock option position of executive officers is reviewed on an annual basis. The Company's policy is to not grant stock options annually, but to review each individual's stock option position, at which point the Compensation Committee may or may not grant additional options in its discretion. The determination of whether or not additional options will be granted is based on a number of factors, including Company performance, individual performance and levels of options granted by other comparable companies.

         SAVINGS AND INVESTMENT PLAN; BENEFITS. The Company maintains a 401(k) Savings Plan (the "Savings Plan"), which is funded by elective salary deferrals by employees. The Savings Plan covers executive officers and substantially all employees meeting minimum eligibility requirements. The Savings Plan does not require mandatory contributions by the Company, but discretionary contributions may be made at the election of the Company. Through December 31, 1997, the Company had not made any discretionary contributions to the Savings Plan. In addition, the Company provides medical and other miscellaneous benefits to executive officers that are generally available to Company employees. The amount of perquisites did not exceed 10% of total annual salary and bonus for any executive officer for the fiscal year ended December 31, 1997.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         BASE SALARY AND ANNUAL BONUS COMPENSATION. Mr. Bullion's annual base salary and bonus compensation are set by the Compensation Committee of the Board using the same policies and criteria used for other executive officers. For the year ended December 31, 1997, the Compensation Committee did not award Mr. Bullion a bonus. However, the Compensation Committee approved the payment of previously earned base salary amounts that Mr. Bullion had voluntarily deferred during 1997 amounting to approximately $24,000, which has been classified as bonus on the Summary Compensation Table. In evaluating the performance and setting the base salary and annual bonus compensation of Mr. Bullion, the Compensation Committee has taken into account his performance in positioning the Company for future profitability.

         STOCK OPTION AWARDS. Mr. Bullion has options to purchase up to 350,000 shares of Common Stock at $5.00 per share under the Stock Plan. One option is for 200,000 shares of Common Stock, 160,000 shares of which have vested as of December 31, 1997. Such option will vest with respect to an additional 40,000 shares on August 1, 1998. The second option is for 150,000 shares of Common Stock, 100,000 shares of which have vested as of December 31, 1997. Such option will vest with respect to the remaining 50,000 shares on August 1, 2002, unless vesting of such option is accelerated by the Compensation Committee. The Compensation Committee will consider the Company's performance relative to budgetary objectives established by the Board of Directors in determining whether to accelerate the vesting of such option. It is a condition to the vesting of any option that Mr. Bullion be an employee of the Company on the vesting date.

         TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986, as amended, should not affect the deductibility of compensation paid to the Company's executive officers for the foreseeable future. However, the Stock Plan complies with
Section 162(m) in order that compensation resulting from stock options under the Stock Plan will not be counted toward the $1,000,000 limit on deductible compensation under Section 162(m). The Committee has not formulated any policy with respect to qualifying other types of compensation for deductibility under
Section 162(m).

William B. Adams
Maurice R. Taylor, II
W. Leigh Thompson, Ph.D., M.D.
Members of the Compensation Committee

SUMMARY COMPENSATION TABLE
         The following table sets forth the cash and non-cash compensation for the three (3) fiscal years ended December 31, 1997 earned by the Chief Executive Officer and all other executive officers of the Company.

                                                                                            Long-Term
                                                                                          Compensation
                                                              Compensation                   Awards
                                                   ----------------------------------   ------------------
                                                                                           Securities
                                                         Base                              Underlying
    Name and Principal Position      Period Ended       Salary            Bonus         Options (Shares)
------------------------------------ ------------- ----------------  ----------------   ------------------
------------------------------------
John Howell Bullion                    12/31/97         $136,250           $24,000              -0-
  Chief Executive Officer and          12/31/96          136,250            35,000              -0-
  Secretary                            12/31/95          128,750            17,500              -0-
-------------------------------------

Bertram A. Spilker, Ph.D., M.D. (1)    12/31/97         $222,692               $-0-             -0-
  Former President                     12/31/96          187,500            77,000              -0-
                                       12/31/95          162,500            82,000              -0-
-------------------------------------

Dayton T. Reardan, Ph.D. (2)           12/31/97         $111,986            $3,500          38,000
  Vice President of                    12/31/96          107,673             3,750              -0-
  Regulatory Affairs                   12/31/95          103,163             3,750          27,000
-------------------------------------

Patti A. Engel (2)                     12/31/97         $111,300            $3,500          23,000
  Vice President of Sales and          12/31/96          106,599             3,750              -0-
  Marketing                            12/31/95           99,097             3,750          27,000


(1) Dr. Spilker was the President of the Company from June 1994 until December 19, 1997, the effective date of his resignation. Dr. Spilker will continue to advise the Company through 1998 on matters relating to development of its drugs and assist with FDA approvals and other regulatory matters. The Company has agreed to compensate Dr. Spilker for his services at an amount not to exceed $75,000, plus the continuation of certain employee benefits. At December 19, 1997, Dr. Spilker had vested options to acquire 233,333 shares of the Company's Common Stock, which will become exercisable on July 1, 1998 and expire on March 31, 1999.

(2) Dr. Reardan and Ms. Engel became executive officers of the Company in May 1995.

EMPLOYMENT AGREEMENTS

         A three-year employment agreement between the Company and John Howell Bullion, the Chief Executive Officer and a director of the Company, was scheduled to terminate on June 30, 1997, but was extended by the Compensation Committee of the Board through December 31, 1997. The Compensation Committee has offered to extend Mr. Bullion's employment agreement through December 31, 1998, with an option for 1999. Mr. Bullion's employment agreement for 1997 provided for, and 1998 is expected to provide for, an annual base salary of $175,000. However, as part of an effort to conserve cash resources, Mr. Bullion has agreed to defer the payment of a portion of his annual base salary. Mr. Bullion deferred approximately $39,000 in 1997 and will defer approximately $50,000 in 1998. The Compensation Committee of the Board determines the timing of any payment of deferred annual base salary to Mr. Bullion. In addition, on signing the employment agreement in August of 1994, Mr. Bullion was granted stock options representing the right to purchase up to 350,000 shares of Common Stock at $5.00 per share. The proposed employment agreement offered to Mr. Bullion provides that if Mr. Bullion is terminated by the Company for any reason other than by the parties' mutual agreement, his death, his total disability or his breach of any term of the employment agreement, then Mr. Bullion will receive up to one year's salary, a bonus equal to the minimum bonus which would be payable for the fiscal year in which he was terminated and certain other benefits specified in the employment agreement.

STOCK OPTIONS
           OPTION GRANTS DURING TWELVE MONTHS ENDED DECEMBER 31, 1997

         The following table contains information concerning grants of stock options to certain executive officers named in the Summary Compensation Table above during 1997.

                                            1997 OPTION GRANTS
                                                                                    Potential Realizable Value at
                                                                                    Assumed Annual Rates of Stock
                                           Individual Grants                     Price Appreciation for Option Term (2)
                                           -----------------                     --------------------------------------
                                       % of Total
                                         Options
                                       Granted to
                         Number of      Employees    Exercise or
                          Options      Year Ended     Base Price     Expiration
         Name             Granted       12/31/97      ($/Share)         Date            5%                10%
----------------------   --------      ----------    -----------     ----------       -------           --------
Dayton Reardan,           23,000          8.36%         $6.125        8/24/04         $59,294           $138,934
Ph.D.(1)                  15,000          5.45%         $5.375        8/24/04          31,174             72,062

Patti A. Engel (1)        23,000          8.36%         $6.125        8/24/04         $59,294           $138,934


(1) On June 25, 1997 an option to purchase 23,000 shares, which has approximately a 7.2-year term, was granted to Dr. Reardan and Ms. Engel, respectively. Such option vested and became exercisable with respect to 20% of such shares on the date of grant and will vest and become exercisable with respect to an additional 20% of the shares subject thereto on each of June 25, 1998, 1999, 2000 and 2001. In addition, on December 17, 1997 an option to purchase 15,000 shares, which has a 6.7-year term, was granted to Dr. Reardan. Such option shall vest in full on August 24, 2004. However, the vesting of this option may be accelerated if the Company achieves certain predetermined objectives with respect to the development of specific products.

(2) Potential realizable value is based on an assumption that the market price for the Company's Common Stock appreciates at the stated rate, compounded annually, from date of grant until the expiration date of the option. These values are calculated based on regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. There is no assurance that the actual stock price over the term of the option will be at the assumed 5% or 10% levels, or at any other defined level.


  AGGREGATED OPTION EXERCISES FOR THE YEAR ENDED DECEMBER 31, 1997 AND VALUE OF
                        OPTIONS HELD AT DECEMBER 31, 1997


         The following tables summarizes stock option exercises in 1997 by the executive officers named in the Summary Compensation Table above, and the value of options held by such persons at December 31, 1997.

                                                                                         Value of
                                                                                        Unexercised
                                                                  Number of        In-the-Money Options
                                                             Unexercised Options          Held at
                                   Shares                   Held at December 31,     December 31, 1997
                                Acquired on      Value       1997 (Exercisable/        (Exercisable/
             Name                 Exercise      Realized       Unexercisable)        Unexercisable) (1)
-------------------------------   --------      --------       --------------        ------------------

John Howell Bullion                 -0-           -0-          260,000/90,000            $-0-/$-0-

Bertram A. Spilker, Ph.D., M.D.     -0-           -0-            233,333/-0-             $-0-/$-0-

Dayton T. Reardan, Ph.D.            -0-           -0-           36,600/38,400            $-0-/$-0-

Patti A. Engel                      -0-           -0-           36,600/23,400            $-0-/$-0-


(1) "Value" is based upon the difference between the per share option exercise price and the market value of the Common Stock at the date of exercise or the December 31, 1997 last sale price of $4.813. Accordingly, none of the options listed above were "In-the-Money" because the exercise price for these options was greater than the closing sale price for the Company's Common Stock on December 31, 1997.

COMPARATIVE STOCK PERFORMANCE

         The graph below compares the dollar change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the NASDAQ Total Return Index (U.S. Companies) and the NASDAQ Pharmaceutical Stock Index for the period beginning on October 31, 1994 (the last day of the month in which the Company's Common Stock was first publicly traded) and ending on December 31, 1997. The graph and table assume the investment of $100 on October 31, 1994, in the Company's Common Stock, the NASDAQ Total Return Index and the NASDAQ Pharmaceutical Stock Index.

[STOCK PERFORMANCE GRAPH]

                               October 31,        June 30,        December 31,     December 31,      December 31,
                                  1994              1995              1995             1996              1997
                             ---------------- ----------------- ----------------------------------------------------
Orphan Medical, Inc.             100.00            117.14            148.57           222.86            110.01
NASDAQ Stock Market
    Total Return Index           100.00            120.90            137.11           168.66            207.05
NASDAQ Pharmaceutical
    Total Return Index           100.00            122.02            177.80           177.99            184.26


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table on the following page sets forth, as of March 30, 1998, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who, to the knowledge of the Company, owned beneficially more than five percent of such stock, (ii) each director, (iii) each executive officer named in the "Summary Compensation Table" above, and (iv) all directors and executive officers as a group. Unless otherwise noted, the shares listed in the table below are subject to sole voting and investment power of the indicated person.

         Beneficial ownership is determined and presented in the table on the following page in accordance with rules of the Securities and Exchange Commission, and includes general voting power and/or investment power with respect to the securities. Shares of the Company's Common Stock subject to options currently exercisable or exercisable within 60 days of March 30, 1998, are deemed to be outstanding for purposes of computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

                               Name                                        Number         Percentage
------------------------------------------------------------------------- ------------  --------------
John Howell Bullion (1)                                                     311,312          4.88%
Bertram A. Spilker, Ph.D., M.D. (2)                                         260,633          4.10%
Dayton T. Reardan, Ph.D. (3)                                                 40,210          *
Patti A. Engel (3)                                                           41,600          *
William B. Adams (4)                                                        179,343          2.89%
Maurice R. Taylor, II (5)                                                    64,400          1.05%
Lawrence C. Weaver, Ph.D., D.Sc. (Hon.) (6)                                  43,340          *
W. Leigh Thompson, Ph.D., M.D. (7)                                           17,500          *
William M. Wardell, M.D., Ph.D. (8)                                          18,000          *
Paul T. Lambert (9)                                                         325,000          5.31%
Perkins Capital Management, Inc. and Perkins Opportunity Fund (9)           568,150          9.29%
Woodlawn Partners LLC (9)                                                   360,400          5.89%
All directors and executive officers as a group (9 persons)                 976,338         14.24%


* Less than 1 percent.

(1) Includes 260,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable at a price of $5.00 per share.

(2) Includes 233,333 shares issuable upon the exercise of options that are currently exercisable or will become exercisable at a price of $5.00 per share.

(3) Includes 32,000 and 4,600 shares issuable upon the exercise of options that are currently exercisable or will become exercisable at a price of $5.00 and $6.125 per share, respectively.

(4) Includes 80,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable at a price of $5.00 per share.

(5) Includes 30,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable at a price of $5.00 per share.

(6) Includes 28,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable at a price of $5.00 per share.

(7) Includes 15,000 and 2,500 shares issuable upon the exercise of options that are currently exercisable or will become exercisable at a price of $7.63 and $6.125 per share, respectively.

(8) Includes 15,000 and 3,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable at a price of $7.63 and $6.125 per share, respectively.

(9) Paul T. Lambert., Perkins Capital Management, Inc. (including The Perkins Opportunity Fund) and Woodlawn Partners LLC have sole voting power with respect to 325,000, 197,300 and 304,700 shares of the Company's Common Stock, respectively.

                              CERTAIN TRANSACTIONS

         John Howell Bullion, Chief Executive Officer and a director of the Company, is also a director of Chronimed. Maurice R. Taylor, II, a director of the Company and a member of the Compensation Committee, is also Chief Executive Officer and a director of Chronimed. Lawrence C. Weaver, Ph.D., a director of the Company, is also a director of Chronimed. William B. Adams, Chairman of the Board of Directors of the Company, was Chairman of the Board of Directors of Chronimed from 1985 to June 1994.

                             SECTION 16(a) REPORTING

         Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during 1997. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to executive officers, directors and greater than ten-percent beneficial owners were properly met.


         PROPOSAL 2: APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998. A proposal to ratify the appointment of Ernst & Young LLP will be presented at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements for the fiscal year ended December 31, 1997, and for all prior years. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from shareholders. If the appointment of Ernst & Young LLP is not ratified by the shareholders, the Board of Directors is not obligated to appoint other independent public accountants, but the Board of Directors will give consideration to such unfavorable vote.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.


                             SOLICITATION OF PROXIES

         All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of the Company's Common Stock. Although proxies are being solicited primarily by mail, officers and regular employees of the Company who will receive no extra compensation for their services, may solicit such proxies by telephone, telegraph, facsimile transmission or in person.


                     PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any proposal by a shareholder to be presented at the 1999 Annual Meeting must be received at the Company's executive offices, 13911 Ridgedale Drive, Suite 475, Minnetonka, Minnesota 55305 not later than December 15, 1998.

                              ORPHAN MEDICAL, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 8, 1998, revoking all prior proxies, hereby appoints John Howell Bullion and William Adams, and each of them, with power to act without the other and to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Orphan Medical, Inc. (the "Company") to be held on May 27, 1998, and at all adjournments thereof, as specified below on each matter referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

1.  PROPOSAL TO ELECT SIX DIRECTORS

         [   ]    For all nominees listed below (Except as marked to the
                  contrary below)

         [   ]    WITHHOLD AUTHORITY to vote for all nominees listed below:
                  John Howell Bullion, William Adams, Maurice R. Taylor, II,
                  Lawrence C. Weaver, Ph.D., D.Sc. (Hon.),
                  William M. Wardell, M.D., Ph.D.,
                  W. Leigh Thompson, Ph.D., M.D.

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.
         [   ]    FOR
         [   ]    AGAINST
         [   ]    ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

            (continued and to be dated and signed on the other side)
                           (continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN ITEM 1 AND FOR ITEM 2, AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

Please sign exactly as name appears below. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                      ------------------------------------------
                                                     Signature

                                      ------------------------------------------
                                            Signature if held jointly

                                   Dated: ________________________________, 1998

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.